UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009 (April 14, 2009)

TRI-ISTHMUS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Boulevard, #959 Beverly Hills, California	90210-4303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 14, 2009, Tri-Isthmus Group, Inc. (the “Registrant”) closed a transaction in which the Registrant entered into the following three (3) promissory notes: (i) a convertible promissory note, dated as of March 31, 2009, with Frank Darras, Trustee of the Darras Family Trust (“Darras”), in the principal amount of $100,000.00 (the “Darras Note”); (ii) a convertible promissory note, dated as of March 31, 2009, with SFV, Incorporated, a California corporation (“SFV”), in the principal amount of $50,000.00 (the “SFV Note”); and (iii) a convertible promissory note, dated as of April 14, 2009, with an IRA established by Neal Katz, in the name of NFS LLC/FMTC Rol IRA FBO Neal Katz A/C LMG-001902 (“Katz”), in the principal amount of $50,000.00 (the “Katz Note”) (each, a “Note” and collectively, the “Notes,” a form of which is attached hereto as Exhibit 10.1). Darras, SFV, and Katz are each a “Holder” and are collectively referred to herein as the “Holders.” The Notes were issued by the Registrant in conjunction with the Registrant’s bridge financing that commenced in February of 2009 (the “Bridge Financing”).

The Darras Note and the SFV Note become due and payable on December 31, 2009, and the Katz Note becomes due and payable on January 14, 2010 (collectively, the “Maturity Dates”); provided however, that the term of each of the Notes may be extended for an additional three months at the Registrant’s discretion. In the event the Registrant exercises this option, it will be required to issue warrants to the Holders to purchase shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), as follows: (i) Darras — 25,000 shares at a price of $0.50 per share, and 16,667 shares at a price of $0.75 per share; (ii) SFV — 12,500 shares at a price of $0.50 per share, and 8,333 shares at a price of $0.75 per share; and (iii) Katz — 12,500 shares at a price of $0.50 per share, and 8,333 shares at a price of $0.75 per share. Forms of the extension warrants are attached as Exhibits A and B to the Notes. On the Maturity Dates, the Registrant will pay the unpaid principal of each Note, together with accrued and unpaid interest of 16% per annum.

The Notes include a conversion feature allowing each Holder to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of Common Stock, determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.625, which price is adjustable as set forth in the Notes.

The Notes include a provision granting the Holders, to the extent the Holders holding notes representing a majority of the aggregate outstanding principal amount of the notes issued in conjunction with the Registrant’s Bridge Financing agree, demand registration rights with respect to the resale of the shares issuable upon conversion of the Notes, which rights vest thirty-six (36) months after the date of issuance of the Notes.

The foregoing descriptions of the Notes do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 3.02: Unregistered Sales of Equity Securities.

On April 14, 2009, in connection with the issuance of the Notes discussed above, the Registrant issued six (6) warrants to the Holders as follows: (i) Warrant No. 131, issued to Darras for the purchase of up to 75,000 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance (“Warrant 131”); (ii) Warrant No. 132, issued to Darras for the purchase of up to 50,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance (“Warrant 132,” and together with Warrant 131, the “Darras Warrants”); (iii) Warrant No. 133, issued to SFV for the purchase of up to 37,500 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance (“Warrant 133”); (iv) Warrant No. 134, issued to SFV for the purchase of up to 25,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance (“Warrant 134,” and together with Warrant 133, the “SFV Warrants”); (v) Warrant No. 135, issued to Katz for the purchase of up to 37,500 shares of Common Stock at an initial exercise price of $0.50 per share and exercisable for a period of three years from the date of issuance (“Warrant 135”); and (vi) Warrant No. 136, issued to Katz for the purchase of up to 25,000 shares of Common Stock at an initial exercise price of $0.75 per share and exercisable for a period of three years from the date of issuance (“Warrant 136,” and together with Warrant 135, the “Katz Warrants”). The Darras Warrants, the SFV Warrants, and the Katz Warrants are collectively referred to as the “Warrants.” A form of the Warrants issued at an initial exercise price of $0.50 per share is attached hereto as Exhibit 10.2, and a form of the Warrants issued at an initial exercise price of $0.75 per share is attached hereto as Exhibit 10.3.

The Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. Each of the Holders represented to the Registrant in writing that he or it is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

Item 9.01: Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note
10.2	Form of Warrant (exercisable at $0.50 per share)
10.3	Form of Warrant (exercisable at $0.75 per share)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.

Date: April 20, 2009

By: /s/ Donald C. Parkerson
DONALD C. PARKERSON,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Convertible Promissory Note
10.2	Form of Warrant (exercisable at $0.50 per share)
10.3	Form of Warrant (exercisable at $0.75 per share)